UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2015
   _____________________
(Exact name of registrant as specified in its charter)
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DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 5, 2015, Air Transport Services Group, Inc. issued a press release relating to its results for the second quarter ended June 30, 2015. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02 is "furnished" and not "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section.

Item 5.05 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2015, the Board of Directors of Air Transport Services Group, Inc. (the "Company"), upon the recommendation of the Compensation Committee, amended the Company's Executive Incentive Compensation Plan ("EIC Plan") for the purpose of increasing the target and maximum bonus potentials for the Chief Executive Officer. The Compensation Committee also approved the performance measures under the EIC Plan for fiscal year 2015.

The Company's executives, including the named executive officers, have the potential to earn incentive compensation under the EIC Plan. The purpose of the EIC Plan is to incentivize executive management to achieve short-term corporate goals. Under the EIC Plan, participants are eligible to receive a cash bonus utilizing a non-discretionary formula that establishes a bonus amount, expressed as a percentage of base salary, based upon the extent of achievement of performance measures that are prescribed under the EIC Plan. The performance measures selected, and the relevant weight given to each such performance measure, may vary by participant, provided that, unless otherwise determined by the Compensation Committee, bonuses will be based on at least two performance measures. The EIC Plan provides that one of the performance measures will be net income from continuing operations, while the other performance measures will consist of one or more of the following: revenue growth, return on capital, earnings per share, shipment growth, increase in stock price, return on assets, service or personal goals.

The cash-incentive bonus opportunity for each participant varies depending upon the position held and ranges from 4% to 150% of the participant's base salary earned during the year. The threshold, target and maximum bonus potentials for the participants consist of the following:

Position	Threshold	Target	Maximum
Chief Executive Officer	4%	100%	150%
Chief Financial Officer; Sr. VP, Corporate General Counsel and Secretary; Chief Commercial Officer; Subsidiary President	4%	60%	100%
Vice President; Subsidiary Vice President	4%	48%	80%

The Compensation Committee determines the performance measures, and the extent of the achievement thereof, for the Chief Executive Officer and the other executives, although the latter are determined in consultation with the Chief Executive Officer.

Joseph C. Hete, the Company's President and Chief Executive Officer; Quint O. Turner, the Company's Chief Financial Officer; W. Joseph Payne, the Company's Senior Vice President, Corporate General Counsel and Secretary; and Richard F. Corrado, the Company's Chief Commercial Officer, are participants in the EIC Plan at the levels reflected in the table above. For fiscal year 2015, 80% of their bonus opportunity will be based upon the level of achievement of net income targets established by the Compensation Committee, and 20% of their bonus opportunity will be based upon the level of achievement of strategic objectives, as determined in accordance with the preceding paragraph.

The foregoing description of the amendment to the EIC Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the EIC Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
99.1	Press release issued by Air Transport Services Group, Inc. on August 5, 2015, relating to its results for the second quarter ended June 30, 2015.

10.1	Air Transport Services Group, Inc. Executive Incentive Compensation Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Sr. Vice President
Corporate General Counsel & Secretary

Date:	August 5, 2015